EXHIBIT 10
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                                LETTER OF CONSENT

TO:      United States Securities and Exchange Commission

RE:      ARC ENERGY TRUST - ANNUAL REPORT ON FORM 40-F

We hereby consent to the use and reference to our name and our report dated February 5, 2004 evaluating ARC Energy Trust's petroleum and natural gas reserves as at January 1, 2004, as described in the Annual Report on Form 40-F of ARC Energy Trust for the fiscal year ended December 31, 2003 filed with the United States Securities and Exchange Commission pursuant to the SECURITIES EXCHANGE ACT OF 1932, as amended, and the inclusions of information derived from our report.

                                          Sincerely,

                                          GILBERT LAUSTSEN JUNG ASSOCIATES LTD.


                                          /s/ James H. Willmon, P.Eng.
                                          ----------------------------
                                          James H. Willmon, P. Eng.
                                          Vice-President


Calgary, Alberta
Date:  April 20, 2004